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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of SandRidge Mississippian Trust II and this Amendment No. 2 to the Registration Statement on Form S-3 of SandRidge Energy, Inc. of our report dated March 14, 2012 relating to the statement of revenues and direct operating expenses of the Mississippian Formation Underlying Properties and of our report dated March 14, 2012 relating to the statement of assets and trust corpus of SandRidge Mississippian Trust II, both of which appear in such Registration Statement.

        We also hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-1 of SandRidge Mississippian Trust II and Amendment No. 2 to the Registration Statement on Form S-3 of SandRidge Energy, Inc. of our report dated February 27, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in SandRidge Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Tulsa, Oklahoma
March 14, 2012

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM